Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-178019) and related Prospectus of Kips Bay Medical, Inc. for the registration of 3,164,357 shares of its common stock of our report dated March 31, 2011, with respect to the financial statements of Kips Bay Medical, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

January 26, 2012